         As filed with the Securities and Exchange Commission on May 28, 1999
                                                         Registration No. ______
                                   ---------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   ---------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                   ---------------

                                  DIRECT FOCUS, INC

                (Exact name of registrant as specified in its charter)

               WASHINGTON                               943002667
     (State or other jurisdiction of                (I.R.S. Employer
      Incorporation or organization)               Identification No.)

                                 2200 NE 65th AVENUE
                             VANCOUVER, WASHINGTON 98661
                 (Address of Principal Executive Offices) (Zip Code)

                                   ---------------

                         DIRECT FOCUS, INC. STOCK OPTION PLAN
                                 (Full Title of Plan)

                                   ---------------

                                     Rod W. Rice
                   Chief Financial Officer, Secretary and Treasurer
                                  Direct Focus, Inc.
                                 2200 NE 65th Avenue
                             Vancouver, Washington 98661
                                    (360) 694-7722
         (Name, Address and Telephone Number of Agent for Service)

                                   ---------------


                           CALCULATION OF REGISTRATION FEE

         Title of                              Proposed Maximum      Proposed Maximum
     Securities to be       Amount to be        Offering Price          Aggregate          Amount of
        Registered         Registered (1)          Per Share          Offering Price          Fee
        ----------         --------------          ---------          --------------          ---
       Common Stock           484,041              $7.82 (2)          $3,785,201 (2)       $1,053.00
       Common Stock           581,961             $19.44 (3)         $11,313,322 (3)       $3,146.00
          Total             1,066,002                                                      $4,199.00

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) The Direct Focus, Inc., Stock Option Plan (the "Plan") authorizes the issuance of a maximum of 1,857,961 shares of Direct Focus, Inc. (the "Company") common stock pursuant to the terms and conditions thereof. Of these shares, the Company is registering 484,041 shares that are subject to outstanding options granted under the Plan and 581,961 shares that are available for future option grants thereunder. There are also registered, pursuant to Rule 416, such additional indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plan.
(2) Based upon the weighted average exercise price of options granted as of the filing date of this registration statement.
(3) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of the Company's common stock as listed on the NASDAQ National Market System on May 27, 1999 (which were $20.125 and $18.75, respectively).

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        Direct Focus, Inc. (the "Company") hereby incorporates the following documents into this Registration Statement:

        1. The Company's prospectus filed with the Commission on May 6, 1999, pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act");

        2.     All other reports filed pursuant to Section 13(a) or
               Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since May 5, 1999; and

        3. The description of the Company's common stock contained in the Company's Form 8-A filed on April 26, 1999, under Section 12(g) of the Exchange Act with the Company's Registration Statement on Form S-1 (Reg. No. 333-73243), including all amendments and reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment, which indicates that the shares offered hereby have been sold, or which deregister the shares covered hereby then remaining unsold, shall also be deemed to be incorporated by reference herein and made a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article IX of the registrant's Articles of Incorporation and Article X of the registrant's Amended and Restated Bylaws provide for indemnification of the registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law. The registrant's directors and officers also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose. However, the registrant does not currently have such an insurance policy.

        Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction for which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Section 8.4 of the registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by the WBCA, such limitations on a director's liability to the registrant and its shareholders.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The following exhibits are filed herewith:

NO.            DESCRIPTION
---            -----------
4              Direct Focus, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form
               S-1, File No. 333-73243)
5              Opinion of Garvey, Schubert & Barer regarding the legality of the common stock being registered
23.1           Consent of Deloitte & Touche LLP
23.2           Consent of KPMG Peat Marwick LLP
23.3           Consent of Garvey, Schubert & Barer (included in opinion of counsel filed as Exhibit 5 herewith)
24.1           Power of Attorney for Kirkland C. Aly
24.2           Power of Attorney for C. Reed Brown
24.3           Power of Attorney for Gary L. Hopkins
24.4           Power of Attorney for Roger J. Sharp
24.5           Power of Attorney for Roland E. Wheeler

ITEM 9.   UNDERTAKINGS.

          A.   The Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by
               Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
               and

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

               PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, to treat each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

               (3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

          B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-8 Registration Statement and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on May 27, 1999.

Registrant:     DIRECT FOCUS, INC.


                By:  /s/ Brian R. Cook
                     -------------------------------------------
                     Brian R. Cook
                     President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Principal Executive Officer:

By: /s/ Brian R. Cook                                  Date: May 27, 1999
   --------------------------------------------
    Brian R. Cook
    President and Chief Executive Officer

Principal Financial Officer:

By: /s/ Rod W. Rice                                    Date: May 27, 1999
   --------------------------------------
    Rod W. Rice
    Chief Financial Officer, Treasurer and
    Secretary

Majority of the Board of Directors:

/s/ Brian R. Cook                                      Date: May 27, 1999
-----------------------------------------
Brian R. Cook, Director

Kirkland C. Aly *                                      Date: May 27, 1999
-----------------------------------------
Kirkland C. Aly, Director

C. Reed Brown *                                        Date: May 27, 1999
-----------------------------------------
C. Reed Brown, Director

Gary L. Hopkins *                                      Date: May 27, 1999
-----------------------------------------
Gary L. Hopkins, Director

Roger J. Sharp *                                       Date: May 27, 1999
-----------------------------------------
Roger J. Sharp, Director

Roland E. Wheeler *                                    Date: May 27, 1999
-----------------------------------------
Roland E. Wheeler, Director

* By   /s/ Rod W. Rice                                 Date: May 27, 1999
     ----------------------------
       Rod W. Rice
       Attorney-In-Fact

                                    EXHIBIT INDEX

  EXHIBIT NO.   DESCRIPTION                                              PAGE
  -----------   -----------                                              ----
       4        Direct Focus, Inc. Stock Option Plan (incorporated by
                reference to Exhibit 10.1 to the Company's
                registration statement on Form S-1, File
                No. 333-73243)
       5        Opinion of Garvey, Schubert & Barer regarding
                the legality of the common stock being registered.
      23.1      Consent of Deloitte & Touche LLP
      23.2      Consent of KPMG Peat Marwick LLP
      23.3      Consent of Garvey, Schubert & Barer (included in
                opinion of counsel filed as Exhibit 5 herewith)
      24.1      Power of Attorney of Kirkland C. Aly
      24.2      Power of Attorney of C. Reed Brown
      24.3      Power of Attorney of Gary L. Hopkins
      24.4      Power of Attorney of Roger J. Sharp
      24.5      Power of Attorney of Roland E. Wheeler